Calculation of Filing Fee Tables
S-1
Laser Photonics Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Equity	Pre-Funded warrants to purchase shares of Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Series B-1 warrants to purchase shares of Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Series B-2 warrants to purchase shares of Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Placement Agent's Warrants to purchase shares of Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	6	Equity	Common Stock, par value $0.001 per share underlying Pre-Funded warrants	Other				0.0001381	$ 0.00
Fees to be Paid	7	Equity	Common Stock, par value $0.001 per share underlying Series B-1 warrants	Other			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	8	Equity	Common Stock, par value $0.001 per share underlying Series B-2 warrants	Other			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	9	Equity	Common Stock, par value $0.001 per share underlying Placement Agent warrants	Other			$ 875,000.00	0.0001381	$ 120.84
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,875,000.00		$ 4,263.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,263.84
Offering Note
[1]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

[2]	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

[3]	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

[4]	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

[5]	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

[6]	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act. The Proposed Maximum Aggregate Offering Price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants offered and sold in the offering, and as such the Proposed Maximum Offering Price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the pre-funded warrants) if any, is $10,000,000.

[7]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the shares of Common Stock based on an assumed offering price of $_____ per share, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

[8]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the shares of Common Stock based on an assumed offering price of $_____ per share, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

[9]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. The Placement Agent's Warrants entitle the holder to purchase 7.0% of the shares (or pre-funded warrants) sold in this offering at a per share exercise price equal to 125% of the public offering price per share and accompanying Common Warrants. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(o), the Proposed Maximum Aggregate Offering Price of the Placement Agent's Warrants is $875,000, which is equal to 125% of $700,000 (7.0% of the Proposed Maximum Aggregate Offering Price of $10,000,000).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date